       As filed with the Securities and Exchange Commission on November 15, 2000
                                                    Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ___________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                               ___________________

                                  MARIMBA, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)

                                      7372
            (Primary Standard Industrial Classification Code Number)

                                   77-0422318
                       (IRS Employer Identification No.)


                                440 Clyde Avenue
                         Mountain View, California 94043
                                 (650) 930-5282
               (Address of principal executive offices) (Zip Code)
                               ___________________

                MARIMBA, INC. 1999 OMNIBUS EQUITY INCENTIVE PLAN
                 MARIMBA, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
            MARIMBA, INC. INTERNATIONAL EMPLOYEE STOCK PURCHASE PLAN
              MARIMBA, INC. 1999 NON-EMPLOYEE DIRECTORS OPTION PLAN
                   MARIMBA, INC. 2000 SUPPLEMENTAL STOCK PLAN
                WRITTEN COMPENSATION AGREEMENT FOR JOHN F. OLSEN
                            (Full title of the Plans)
                               ___________________
                                Kenneth A. Owyang
                   Vice President and Chief Financial Officer
                                  MARIMBA, INC.
                                440 Clyde Avenue
                         Mountain View, California 94043
                     (Name and address of agent for service)
                                 (650) 930-5282
          (Telephone number, including area code, of agent for service)
                               ___________________

                         CALCULATION OF REGISTRATION FEE
================================================================================


            Title of                                       Proposed Maximum      Proposed Maximum
           Securities                        Amount            Offering              Aggregate            Amount of
              to be                          to be               Price               Offering           Registration
           Registered                    Registered (1)        per Share               Price                 Fee
          ------------                  ----------------  ------------------    ------------------     --------------
1999 Omnibus Equity Incentive Plan
     Options                                925,810               N/A                   N/A                  N/A
     Common Stock (par value $0.0001)       925,810           $4.875 (2)         $4,513,323.75 (2)        $1,191.52

1999 Employee Stock Purchase Plan(3)
     Rights to Purchase                     462,905               N/A                   N/A                  N/A
     Common Stock (par value $0.0001)       462,905           $4.875 (2)         $2,256,661.88 (2)          $595.76

International Employee
Stock Purchase Plan(3)
     Rights to Purchase                     462,905               N/A                   N/A                  N/A
     Common Stock (par value $0.0001)       462,905               N/A                   N/A                  N/A

1999 Non-Employee Directors Option Plan
     Options                                 15,000                N/A                   N/A                  N/A
     Common Stock (par value $0.0001)        15,000           $4.875 (2)            $73,125.00 (2)           $19.31


2000 Supplemental Stock Plan
     Options                              3,500,000              N/A                   N/A                  N/A
     Common Stock (par value $0.0001)     3,500,000           $4.875 (2)        $17,062,500.00 (2)        $4,504.50

Written Compensation Agreement for John F. Olsen
     Options                              1,000,000              N/A                   N/A                  N/A
     Common Stock (par value $0.0001)     1,000,000           $4.875 (2)         $4,875,000.00 (2)        $1,287.00



(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1999 Omnibus Equity Incentive Plan, 1999 Employee Stock Purchase Plan, International Employee Stock Purchase Plan, 1999 Non-Employee Directors Option Plan, 2000 Supplemental Stock Plan and the Written Compensation Agreement for John F. Olsen by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Marimba, Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low price per share of Common Stock of Marimba, Inc. on November 10, 2000.

(3)  Combined share pool.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference

     Marimba, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999; and

     (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2000 and March 31, 2000; and

     (c) The Registrant's Registration Statement No. 000-25683 on Form 8-A filed with the SEC on March 31, 1999, together with all amendments thereto, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act") in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section-13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the 1933 Act. Article VII,
Section 6, of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of their fiduciary duty as directors to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the fiduciary duty of the directors, and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Exhibit Number   Exhibit

      4 Instrument Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 000-25683 on Form-8-A, together with all amendments thereto, which is incorporated herein by reference pursuant to Item-3(c) of this Registration Statement.

      5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

    23.1         Consent of Ernst & Young LLP, Independent Auditors.

    23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit-5.

    24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.

Item 9.  Undertakings

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section-10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses-(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section-13 or Section-15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the 1999 Omnibus Equity Incentive Plan, 1999 Employee Stock Purchase Plan, International Employee Stock Purchase Plan, 1999 Non-Employee Directors Option Plan, 2000 Supplemental Stock Plan and the Written Compensation Agreement for John F. Olsen.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section-13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California on this th day of November, 2000.


                                  MARIMBA, INC.


                                  By:      /s/ John F. Olsen
                                           -------------------------------------
                                           John F. Olsen
                                           President and Chief Executive Officer



                                POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS:

     That the undersigned officers and directors of Marimba, Inc., a Delaware corporation, do hereby constitute and appoint John F. Olsen and Kenneth A. Owyang, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                    Title                                              Date

 /s/ John F. Olsen             President, Chief Executive Officer and Director            November 14, 2000
----------------------------   (Principal Executive Officer)
     John F. Olsen

 /s/ Kenneth W. Owyang         Vice President, Finance and Chief Financial Officer        November 14, 2000
----------------------------   Officer (Principal Financial and Accounting Officer)
     Kenneth W. Owyang

                                      II-3

 /s/ Kim K. Polese             Chairman of the Board                                      November 14, 2000
----------------------------
     Kim K. Polese

                               Director                                                   November __, 2000
----------------------------
     Aneel Bhusri

 /s/ Raymond J. Lane           Director                                                   November 14, 2000
----------------------------
     Raymond J. Lane

 /s/ Douglas J. Mackenzie      Director                                                   November 14, 2000
----------------------------
     Douglas J. Mackenzie

 /s/ Stratton D. Sclavos       Director                                                   November 14, 2000
----------------------------
     Stratton D. Sclavos


                                  EXHIBIT INDEX



Exhibit Number   Exhibit
--------------   -------

      5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

    23.1         Consent of Ernst & Young LLP, Independent Auditors.

                                                                      Exhibit 5
                                                                      ---------

                                November 15, 2000


Marimba, Inc.
440 Clyde Avenue
Mountain View, California 94043

               Re:      Marimba, Inc. (the "Company")
                        Registration Statement for
                        an aggregate of 5,903,715 Shares of Common Stock

Ladies and Gentlemen:

     We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 925,810 shares of Common Stock available for issuance under the Company's 1999 Omnibus Equity Incentive
Plan, (ii) 462,905 shares of Common Stock available for issuance under the Company's 1999 Employee Stock Purchase Plan and International Employee Stock Purchase Plan (iii) 15,000 shares of Common Stock available for issuance under the Company's 1999 Non-Employee Directors Option Plan, (iv) 3,500,000 shares of Common Stock available for issuance under the Company's 2000 Supplemental Stock Plan and (v) 1,000,000 shares of Common Stock available for issuance under the Written Compensation Agreement for John F. Olsen. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1999 Omnibus Equity Incentive Plan, the 1999 Employee Stock Purchase Plan, the International Employee Stock Purchase Plan, the 1999 Non-Employee Directors Option Plan, the 2000 Supplemental Stock Plan and the Written Compensation Agreement for John F. Olsen and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                         Very truly yours,


                         /s/ Gunderson Dettmer Stough Villeneuve Franklin &
                             Hachigian, LLP
                         --------------------------------------------------
                         Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

                                                                   Exhibit 23.1
                                                                   ------------


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Marimba, Inc. 1999 Omnibus Equity Incentive Plan, the Marimba, Inc. 1999 Employee Stock Purchase Plan, the Marimba, Inc. International Employee Stock Purchase Plan, the Marimba, Inc. 1999 Non-Employee Directors Option Plan, the Marimba, Inc. 2000 Supplemental Stock Plan and the Written Compensation Agreement for John F. Olsen of our report dated January 14, 2000 with respect to the consolidated financial statements of Marimba, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


Palo Alto, California
November 15, 2000



                               /s/ Ernst & Young LLP
                               ---------------------------
                               Ernst & Young LLP